EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Global Growth Trust, Inc. of our report dated December 22, 2011, relating to the statement of revenues and certain expenses of Gwinnett Center, which appears in Global Growth Trust, Inc's Current Report on Form 8-K/A (Amendment No. 1) dated October 17, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

April 5, 2012